EXHIBIT 99.1


                                                                    2001/003



                              FOR IMMEDIATE RELEASE

                          ESQUIRE COMMUNICATIONS, LTD.
                           FILES CHAPTER 7 BANKRUPTCY
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SANTA ANA, CA, March 19, 2001, Esquire Communications, Ltd. (OTC:ESQS) announced today that it has ceased all operations and filed Chapter 7 bankruptcy proceedings for the Company and each of its subsidiaries. The filings were made in the United States Bankruptcy Court for the Central District of California in Santa Ana.

As previously announced, Esquire Communications, Ltd. surrendered its assets to Antares Leveraged Capital Corporation, as agent for the Company's lender group, which subsequently sold the assets to Hobart West Legal Services, a human resource company. The sale included the right to use the name Esquire Deposition Services.

The Company also announced that Paul Bellamy, Chief Executive Officer, and Joseph Trentacosta, Chief Financial Officer, had submitted their resignations. In addition, the Company said that it intends to discontinue filing reports with the Securities and Exchange Commission.

The Company was a provider of court reporting services and in certain markets, also provided permanent and temporary staffing of legal and financial professionals. In the past year, the Company reported a number of adverse financial and operating developments, including the inability to pay principal under its Senior Secured Credit Agreement Debt, and the suspension of payments to holders of its Subordinated Notes.

STATEMENTS USED IN THIS PRESS RELEASE THAT RELATE TO FUTURE PLANS, EVENTS, FINANCIAL RESULTS OR PERFORMANCE ARE FORWARD-LOOKING STATEMENTS AS DEFINED UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ACTUAL RESULTS MAY DIFFER FROM THOSE ANTICIPATED AS A RESULT OF CERTAIN RISKS AND UNCERTAINTIES, INCLUDING BUT NOT LIMITED TO THE MARKET ACCEPTANCE OF CURRENT AND FUTURE SERVICES, COMPETITIVE PRESSURES, AND INVESTMENT RISKS, COSTS AND POTENTIAL DISRUPTION OF ACQUISITIONS, AS WELL AS OTHER RISKS AND UNCERTAINTIES DETAILED FROM TIME TO TIME IN THE COMPANY'S PERIODIC REPORTS ON FORMS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. READERS ARE CAUTIONED NOT TO RELY ON THESE FORWARD-LOOKING STATEMENTS. THE COMPANY UNDERTAKES NO OBLIGATION TO REPUBLISH REVISED FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

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